                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ONEWORLD SYSTEMS, INC.
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               (Exact name of issuer as specified in its charter)

Delaware                                                     94-3095680
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(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                             1144 East Arques Avenue
                               Sunnyvale, CA 94086
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                    (Address of principal executive offices)


                             1991 Stock Option Plan
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                            (Full title of the plan)



                                   Neil Selvin
                      President and Chief Executive Officer
                             OneWorld Systems, Inc.
                             1144 East Arques Avenue
                               Sunnyvale, CA 94086
                                 (408) 523-1100
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            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Alan K. Austin, Esq.
                             Mark L. Reinstra, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE
===================================================================================================
                                             Proposed             Proposed
Title of securities     Amount to be     maximum offering     maximum aggregate       Amount of,
to be registered         registered     price per share(2)       offering(2)       registration fee
---------------------------------------------------------------------------------------------------
Common Stock             160,000(1)            $5.75             $920,000.00           $255.76(2)
---------------------------------------------------------------------------------------------------

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(1)  A total of 720,000 shares have been reserved for issuance under the 1991
     Stock Option Plan, 160,000 shares of which are being registered hereby.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the average high and low prices of the Company's Common Stock as reported on the Over-the-Counter Bulletin Board on July 6, 1999.


     The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statements on Form S-8 (File Nos. 33-76772, 33-76886, 333-19899 and 333-40999).

     The following additional exhibits are hereby enclosed for filing:

Exhibit
Number
-------
  5.1     Opinion of counsel as to legality of securities being registered.
 23.1     Consent of Independent Auditors.
 23.2     Consent of Counsel (contained in Exhibit 5.1).
 24.1     Power of Attorney (included in Page 3).

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of July, 1999.

                                           OneWorld System, Inc.


                                           By /s/ Neil Selvin
                                           -------------------------------------
                                           Neil Selvin
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil Selvin his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                                          Date
----------------------------------    -------------------------------------------    ------------
/s/ Leonard A. Lehmann                Chairman of the Board                          July 9, 1999
----------------------------------
Leonard A. Lehmann

/s/ Neil Selvin                       President, Chief Executive Officer,            July 9, 1999
----------------------------------    and Director
Neil Selvin                           (Principal Executive Officer)

/s/ Marc E. Linden                    Chief Financial Officer, Senior Vice           July 9, 1999
----------------------------------    President, Finance and Business
Marc E. Linden                        (Principal Financial and Accounting Officer)

/s/ Kevin R. Compton                  Director                                       July 9, 1999
----------------------------------
Kevin R. Compton

/s/ Kenneth A. Goldman                Director                                       July 9, 1999
----------------------------------
Kenneth A. Goldman

/s/ Roger Roberts                     Director                                       July 9, 1999
----------------------------------
Roger Roberts


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